UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2008

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	33-27312	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey		07438
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

On September 29, 2008, Lakeland Bancorp, Inc. (“Lakeland Bancorp” or the “Holding Company”), Lakeland Bank (the “Bank” and, with the Holding Company, the “Company”) and Steven Schachtel executed a Separation and General Release Agreement (the “Separation Agreement”). Mr. Schachtel had served as the President of the Bank’s Equipment Leasing Division. Pursuant to the Separation Agreement, Mr. Schachtel’s Change in Control, Severance and Employment Agreement, dated as of August 2, 2006 (the “Employment Agreement”), terminated on September 12, 2008 (except for certain confidentiality and nonsolicitation provisions). Mr. Schachtel will remain an employee of the Company until the earlier of December 31, 2008 or the date of Mr. Schachtel’s earlier resignation (the “Separation Date”). Robert Ingram will succeed Mr. Schachtel as head of the Bank’s leasing division.

From September 13, 2008 through the Separation Date (the “Transition Period”), Mr. Schachtel is required to be available via telephone and/or e-mail to respond to inquiries from Company management and to perform such other duties as are reasonably requested by Company management to transition his services. During the Transition Period, Mr. Schachtel will continue to be paid his salary at his current base salary rate of $200,000 per year, be entitled to participate in the Bank’s benefit plans (excluding commission, bonus, equity compensation and severance plans, if any) and be provided with continued use of the Company-owned automobile that was provided to him prior to the Transition Period.

In the event that Mr. Schachtel has not been employed on a full time basis as of January 1, 2009 (provided the Separation Date occurred on December 31, 2008, and not on Mr. Schachtel’s earlier resignation), he will continue to be paid his bi-weekly base salary for the period beginning on January 1, 2009 and ending on the earlier of February 27, 2009 or the date on which he begins employment with a new employer on a full time basis. The Separation Agreement also provides that all stock options held by Mr. Schachtel that are fully vested as of the Separation Date will remain exercisable after that date until the earlier of 90 days following the Separation Date or the original expiration date of the options. The Separation Agreement also contains mutual releases by the parties.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Separation Agreement, dated as of September 29, 2008, between Steven Schachtel, Lakeland Bancorp, Inc. and Lakeland Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Thomas J. Shara
Name:	Thomas J. Shara
Title:	President and Chief Executive Officer

Dated: October 2, 2008

Exhibit Index

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Separation Agreement, dated as of September 29, 2008, between Steven Schachtel, Lakeland Bancorp, Inc. and Lakeland Bank.